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                                                                   Exhibit 4.3

                                   GUARANTY

          THIS GUARANTY is made and entered into by PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form (the "Guarantor"), for the benefit of CORESTATES BANK, N.A. (the "Bank").

                                  BACKGROUND

          A. Guarantor is a holder of a 50% or more beneficial, or other controlling, ownership interest in each of the entities comprising Obligor (as hereinafter defined).

          B. To induce Bank to make credit facilities available to obligor, Bank has required Guarantor to execute and deliver this Guaranty as a condition precedent thereto.

          NOW, THEREFORE, intending to be legally bound hereby, Guarantor agrees as follows:

          1. OBLIGOR. The "Obligor" means Turren Associates, a Florida general partnership, Rancocas Limited Partnership, a New Jersey limited partnership, and VLRC Associates, a Florida general partnership, and any one or more of the foregoing entities.

          2. OBLIGATIONS. The "Obligations" means all existing and hereafter incurred or arising indebtedness, obligations and liabilities of the Obligor to the Bank, whether absolute or contingent, direct or indirect, and arising out of Obligor's Notes in favor of Bank, dated as of the date of this Guaranty (the "Notes"), and includes, without limitation, all matured and unmatured indebtedness, obligations and liabilities of the Obligor under or in connection with existing and future advances evidenced by the Notes or otherwise, including without limitation all interest, expenses, costs (including collection costs) and fees (including reasonable attorney's fees and prepayment fees) incurred, arising or accruing (whether prior or subsequent to the filing of any bankruptcy petition by or against any Obligor) under or in connection with any of the foregoing. If the term "Obligor" includes more than one person or entity, the obligations shall include all obligations of any one or more of such persons or entities, whether such Obligations are individual, joint, several or joint and several.

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          3. UNCONDITIONAL GUARANTY. In consideration of any existing obligations and any obligations which may hereafter arise or be incurred, Guarantor, intending to be legally bound, absolutely and unconditionally (and jointly and severally if more than one) guaranties to Bank, and becomes surety for, the prompt payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all obligations. The obligations of Guarantor hereunder shall continue in full force and effect irrespective of the validity, legality or enforceability of any agreements, notes or documents pursuant to which any of the obligations arise, or the existence, value or condition of any collateral for any of the obligations, or of any other guaranty of the Obligations, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

          4. COST OF ENFORCEMENT. Guarantor agrees to pay Bank all costs and expenses (including reasonable attorney's fees) at any time incurred by or on behalf of Bank in the enforcement of this Guaranty against Guarantor.

          5. PAYMENT BY GUARANTOR. Payment by Guarantor is due upon demand by Bank after the occurrence of an event of default under the Obligations and is payable in immediately available funds in lawful money of the United States of America.

          6. CONTINUING GUARANTY. This Guaranty shall continue in full force and effect with respect to Guarantor and may not be revoked until all existing Obligations and all obligations hereafter incurred or arising have been paid, performed and satisfied in full.

          7. WAIVERS AND CONSENTS BY GUARANTOR. Guarantor unconditionally consents to, and waives as a defense to liability hereunder, each of the following: (a) any waiver, inaction, delay or lack of diligence by Bank or others on behalf of Bank in enforcing its rights against any Obligor or in any property, or the unenforceability of any such rights, including any failure to perfect, protect or preserve any lien or security interest which may be intended directly or indirectly to secure any of the Obligations, and the absence of notice thereof to Guarantor, (b) the absence of any notice of the incurrence or existence of any obligation, (c) any action, and the absence of notice thereof to Guarantor, taken by Bank or any Obligor with respect to any of the Obligations, including any release, subordination or substitution of any collateral or release, termination, compromise, modification or amendment of any instrument executed by or applicable to any Obligor or of any claim, right or remedy against any Obligor or any property, (d) any impairment of Guarantor's right to reimbursement by way of subrogation, indemnification or contribution, (e) any other action taken or omitted by Bank in good faith with

                                      (2)

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respect to the Obligations, (f) the absence or inadequacy of any formalities of every kind in connection with enforcement of the obligations, including presentment, demand, notice and protest, and (g) the waiver of any rights of Bank under or any action taken or omitted by Bank with respect to any other guaranty of the obligations.

          8. OTHER AGREEMENTS BY GUARANTOR. Guarantor agrees that there shall be no requirement that Bank document its acceptance of this Guaranty, evidence its reliance thereon, or that Bank take any action against any person or any property prior to taking action against Guarantor. Guarantor further agrees that Bank's rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of any Obligor's insolvency or as a result of any proceeding applicable to obligor or Obligor's property under any bankruptcy or insolvency law. Guarantor also agrees that payments and other reductions on the obligations may be applied to such of the obligations and in such order as Bank may elect.

          9. SUBROGATION AND SIMILAR RIGHTS. Guarantor will not exercise any rights with respect to Bank or any Obligor related to or acquired in connection with or as a result of its making of this Guaranty which it may acquire by way of subrogation, indemnification or contribution, by reason of payment made by it hereunder or otherwise, until after the date on which all of the Obligations shall have been satisfied in full. Until such time any such rights against the Obligor shall be fully subordinate in lien and payment to any claim in connection with the Obligations which Bank now or hereafter has against the Obligor. If any amount shall be paid to Guarantor on account of such subrogation, indemnification or contribution at any time when all of the obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Bank, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Bank to be applied in whole or in part by Bank against the Obligations, whether matured or unmatured, in such order as the Bank shall determine in its sole discretion. If Guarantor shall make payment to the Bank of all or any portion of the obligations and all of the Obligations shall be paid in full, Guarantor's right of subrogation shall be without recourse to and without any implied warranties by Bank and shall remain fully subject and subordinate to Bank's right to collect any other amounts which may thereafter become due to the Bank by the Obligor in connection with the Obligations.

          10. REINSTATEMENT OF LIABILITY. If any claim is made upon the Bank for repayment or recovery of any amount or amounts received by Bank in payment or on account of any obligations and Bank repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Bank or any of its property, or (b) any

                                      (3)

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settlement or compromise in good faith with any such claimant (including obligor), then, and in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any Obligation, and Guarantor shall remain liable to the Bank hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Bank.

          11. EFFECT OF OTHER AGREEMENTS. The provisions of this Guaranty are cumulative and concurrent with Bank's rights and remedies against Guarantor under any existing or future agreement pertaining to or evidencing any of the Obligations. No such additional agreement shall be deemed a modification or waiver hereof unless expressly so agreed by Bank in writing. If Bank holds any other guaranty or surety agreement applicable to any of the obligations, the liability of Guarantor hereunder shall be joint and several with each party obligated on such other guaranty or surety agreement, unless otherwise agreed by Bank in writing.

          12. GUARANTOR'S ADDRESS. Guarantor warrants and represents that the address set forth below is Guarantor's correct mailing address and agrees immediately to notify Bank in the event of any change therein.

          13. MISCELLANEOUS.

               (a) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Bank, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               (b) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

               (c) The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which Guarantor may now or hereafter have against Bank or any obligor, except payment of the Obligations, and shall not be affected by any change in Obligor's legal status or ownership or by any change in corporate, partnership or other organizational structure applicable to obligor.

                                      (4)

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               (d) This Guaranty shall (i) be binding on Guarantor, and its successors and assigns, and (ii) inure, together with all rights and remedies of Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Notwithstanding the foregoing clause (i), none of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Bank.

               (e) This Guaranty shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania.

          14. CONSENT TO JURISDICTION AND VENUE. IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY, THE UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. THE UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO THE UNDERSIGNED PARTY.

          15. WAIVER OF JURY TRIAL. THE UNDERSIGNED HEREBY WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES, TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS GUARANTY.

          16. The name and designation Pennsylvania Real Estate Investment Trust is the designation of the Trustees from time to time under the Trust Agreement amended and restated as of December 16, 1987 and recorded in the office for the Recording of Deeds in Norristown, Montgomery County, Pennsylvania, in Deed Book 4864, page 1463, and all persons dealing with the Pennsylvania Real Estate Investment Trust must look solely to the Trust property for the enforcement of any claims against the Pennsylvania Real Estate Investment Trust, as neither the Trustees, officers, agents or shareholders of the Pennsylvania Real Estate Investment Trust assume any

                                      (5)

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personal liability for obligations entered into by the Pennsylvania Real
Estate Investment Trust by reason of their status as said Trustee, officer, agent or shareholder.

          IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 29th day of August, 1996.

                                            PENNSYLVANIA REAL ESTATE
                                             INVESTMENT TRUST

                                            By: /s/ Jeffrey A. Linn

                                               --------------------------------
                                               Jeffrey A. Linn, Senior

                                                  Vice President - Acquisitions

                                                  and Secretary

(Corporate Seal)

                                            Address: 455 Pennsylvania Avenue

                                                     Fort Washington, PA 19034

                                      (6)